Exhibit 99j

Cohen McCurdy, Ltd. 800 Westpoint Pkwy., Suite 1100 Westlake, OH 44145-1524 www.cohenmccurdy.com	440.835.8500 440.835.1093 fax

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 27, 2006 on the financial statements of the Timothy Plan (comprising the Timothy Plan Small Cap Value Fund, Timothy Plan Large/Mid Cap Value Fund, Timothy Plan Fixed Income Fund, Timothy Plan Aggressive Growth Fund, Timothy Plan Large/Mid Cap Growth Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Money Market Fund, Timothy Plan Patriot Fund, Timothy Plan Small-Cap Variable Series, Timothy Plan Strategic Growth Portfolio Variable Series and Timothy Plan Conservative Growth Portfolio Variable Series), dated as of December 31, 2005 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statements of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Timothy Plan (SEC File No. 033-73248 and 811-08228).

Cohen McCurdy, Ltd.
Cohen McCurdy, Ltd. Westlake, Ohio April 24, 2006

Registered with the Public Company Accounting Oversight Board